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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Hector Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HECTOR COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2003

        Notice is hereby given that the Annual Meeting of Shareholders of Hector Communications Corporation will be held at the offices of Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota, on Wednesday, May 21, 2003 beginning at 2:00 p.m., Central Daylight Time, for the following purposes:

  1.
  To elect three (3) directors to hold office until the 2006 Annual Meeting of Shareholders, or until their respective successors are elected.

  2.
  To consider and act upon a proposal to approve the 2003 Employee Stock Purchase Plan.

  3.
  To consider and act upon a proposal to increase the number of shares authorized for issuance under the Company's 1999 Stock Plan by 300,000 shares to a total of 600,000 shares.

  4.
  To consider and act upon a proposal related to the Company's Shareholder Rights Plan which is expected to be presented by a shareholder at the Annual Meeting.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 28, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors

                      Richard A. Primuth,
                       Secretary

Hector, Minnesota
April 4, 2003

If you expect to attend the Annual Meeting of Shareholders and are not familiar with the location of Transition Network's offices, we recommend you call 1-800-252-8662 and request that directions be sent to you by mail, email or fax.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

PROXY STATEMENT

        This Proxy Statement is furnished to the shareholders of Hector Communications Corporation ("HCC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at the offices of Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota, on Wednesday, May 21, 2003, beginning at 2:00 p.m. Central Daylight Time or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

        Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 211 South Main Street, Hector, Minnesota 55342, and its telephone number is (320) 848-6611. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 9, 2003.

        The total number of shares outstanding and entitled to vote at the meeting as of March 28, 2003 consisted of 3,473,029 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on March 28, 2003 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. In addition to its outstanding Common Stock, the Company had outstanding on the record date 220,100 shares of non-voting convertible preferred stock. See "Security Ownership of Certain Beneficial Owners and Management" herein.

        Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of the Company's common stock by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's common stock, and all officers and directors of the Company as a group based upon information available as of March 28, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
Curtis A. Sampson 211 South Main Street Hector, MN 55342	587,949	(1)	16.67%
Gabelli Asset Management Inc. One Corporate Center Rye, New York 10580	539,800	(2)	14.68%
Paul N. Hanson 213 South Main Street Hector, MN 55342	204,432	(3)	5.82%
Schwartz Investment Trust 3707 W. Maple Road Bloomfield, MI 48301	195,400	(4)	5.62%
All directors and officers as a group (9 persons)	844,537	(5)	22.98%

*
There are currently outstanding 220,100 shares of the Company's Series A Convertible Preferred Stock, substantially all of which are held by persons and entities directly or indirectly controlled by or affiliated with Gabelli Asset Management Inc. The holders of Preferred Stock have no voting rights, except in limited circumstances, but each share of Preferred Stock is convertible at any time at the option of the holder into one share of common stock. Except for the beneficial ownership of Gabelli Asset Management Inc. (see footnote 2 below), the percent of class calculations in the right column above do not give effect to the conversion of any shares of Preferred Stock. Each of the other percentage calculations would decline approximately 2% if such conversion were assumed.

(1)
The shares listed above include 392,654 shares owned by Mr. Sampson directly, 54,000 shares which may be purchased within 60 days pursuant to outstanding stock options, 15,037 shares owned by Mr. Sampson's wife, 39,284 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a trustee and 86,974 shares owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is also a trustee. See "Certain Transactions" below. Mr. Sampson disclaims any beneficial ownership of the shares owned by his wife and disclaims any beneficial ownership of the shares owned by the CSI ESOP and the Hector ESOP in excess of the shares allocated to his accounts, which totaled 13,572 shares at December 31, 2002.

(2)
The aggregate number of shares listed are held by the following entities, which are deemed to be controlled, directly or indirectly, by or affiliated with Gabelli Asset Management Inc. as reported on the Schedule 13D/A filed with the SEC on January 3, 2003: GAMCO Investors, Inc., MJG Associates, Inc, and Lynch Interactive Corporation. The aggregate number of shares listed above includes 203,000 shares of the Company's non-voting Series A Convertible Preferred Stock (which are convertible on a one for one basis at any time into the Company's common stock).

(3)
The shares listed above include 30,549 shares owned by Mr. Hanson directly, 38,000 shares which may be purchased within 60 days pursuant to outstanding stock options, 9,625 shares owned by Mr. Hanson's wife, 39,284 shares owned by the CSI ESOP of which Mr. Hanson is a trustee and 86,974 shares owned by the Hector ESOP of which Mr. Hanson is also a trustee. Mr. Hanson disclaims any beneficial ownership of the shares owned by his wife and disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the shares allocated to his account, which totaled 5,531 shares at December 31, 2002.

(4)
Based upon the Schedule 13G filed by Schwartz Investment Trust with the Securities and Exchange Commission on February 11, 2003.

(5)
Includes 24,662 shares owned by spouses, 126,258 shares owned collectively by the CSI ESOP and the Hector ESOP of which Messrs. Sampson and Hanson are trustees, and 202,600 shares deemed outstanding pursuant to options exercisable within 60 days. Messrs. Sampson and Hanson disclaim any beneficial ownership of the shares owned by the CSI ESOP and the Hector ESOP in excess of shares allocated to their accounts as described under footnotes 1 and 3 above.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board of Directors has nominated and recommends for reelection as directors of the Company Ms. Luella Gross Goldberg, Mr. Paul A. Hoff and Mr. Gerald D. Pint to serve terms expiring in 2006. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each of the nominees named above will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

        Information regarding the nominees and other directors filling unexpired terms, including information regarding their principal occupations currently and for the preceding five years, is set forth below. Ownership of Common Stock of the Company is given as of March 28, 2003. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

Name and Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Amount of Stock Ownership		Percent of Outstand- ing Stock
Nominees Proposed for Election for Term Expiring in 2006
Luella Gross Goldberg (66)	Trustee, University of Minnesota Foundation since 1975; Chair, from 1996 to 1998. Trustee Emerita of Wellesley College since 1996; Trustee, 1978 to 1996; Acting Pres. during 1993; Chair of Board of Trustees, 1985 to 1993. Member, Carlson School Board of Overseers, Univ. of Minnesota, since 1979. Director, TCF Financial Corporation, Hormel Foods Corporation, ING Group and Communications Systems Inc. (telecommunications manufacturing).	2002	2003	3,500	(1)	*
Paul A. Hoff (55)	Vice President, TotalTel Solutions since November 2002; prior thereto, Chief Executive Officer, Park Region Telephone from 1978; Chairman of the Board of Directors, Onvoy; Former Board Chair/CEO, National Exchange Carriers Association; Former President, Minnesota Telephone Association.	1993	2003	12,000	(2)	*

Gerald D.Pint (67)	Telecommunications consultant since September 1993; Group Vice President, Telecom Systems Group, 3-M Company, 1989-1993; Director, Inventronics Ltd. (telecommunications equipment company) and Communications Systems, Inc. (telecommunications manufacturing).	2002	2003	2,000	(2)	*
Directors Serving Unexpired Terms
Ronald J. Bach (69)	Certified Public Accountant; Audit Partner, Deloitte & Touche, LLP, from 1953 until his retirement in 1991; Director of ACT Teleconferencing, Inc. (audio and video conferencing).	2002	2005	2,000	(2)	*
James O. Ericson (67)	Business consultant and private investor.	1995	2004	35,276	(3)	1.01%
Paul N. Hanson (56)	Vice President and Treasurer of the Company; Chief Financial Officer, Vice President of Finance and Treasurer of Communications Systems, Inc. (telecommunications manufacturing).	1990	2004	204,432	(4)	5.82%
Curtis A. Sampson (69)†	Chairman and Chief Executive Officer of the Company; Chairman of the Board, President and Chief Executive Officer of Communications Systems, Inc. (telecommunications manufacturing); Chairman of the Board of Canterbury Park Holding Corporation (thoroughbred horse racing and card club wagering).	1990	2005	587,949	(5)	16.67%
Wayne E. Sampson (73)†	Management consultant; Director of Communications Systems, Inc. (telecommunications manufacturing).	1990	2004	53,684	(6)	1.54%
Steven H. Sjogren (60)†	President and Chief Operating Officer of the Company.	1990	2005	168,427	(7)	4.77%

†
Wayne E. Sampson and Curtis A. Sampson are brothers and each is a first cousin to Mr. Sjogren.
*
Indicates ownership of less than one percent.

(1)
Includes 2,000 shares deemed outstanding pursuant to currently exercisable options.

(2)
Represents shares deemed outstanding pursuant to currently exercisable options.

(3)
Includes 11,000 shares deemed outstanding pursuant to currently exercisable options.

(4)
See footnote 3 to "Security Ownership of Certain Beneficial Owners and Management" above.

(5)
See footnote 1 to "Security Ownership of Certain Beneficial Owners and Management" above.

(6)
Includes 4,400 shares owned by Mr. W. E. Sampson directly, 10,000 shares which may be purchased within sixty days pursuant to outstanding stock options, and 39,284 shares owned by the CSI ESOP, of which Mr. Sampson is a trustee. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

(7)
Includes 24,453 shares owned by Mr. Sjogren directly, 57,000 shares deemed outstanding pursuant to options exercisable within sixty days and 86,974 shares owned by the Hector ESOP of which Mr. Sjogren is a trustee. Mr. Sjogren disclaims any beneficial ownership of the shares owned by the Hector ESOP in excess of the shares allocated to his account, which totaled 8,452 shares at December 31, 2002

Information Regarding Board and Board Committees

        The Board of Directors of the Company met four times during fiscal year 2002. Each director nominee and each continuing director attended all of the meetings of the Board and each committee on which such director served, except for Mr. Ericson, who was unable to attend three of the four meetings because of an extended illness.

        Each non-employee member of the Board is paid a monthly fee of $600, plus $500 for each Board or committee meeting attended. Messrs. Curtis A. Sampson, Steven H. Sjogren and Paul N. Hanson, who are otherwise employed by the Company, receive no additional compensation for service on the Board.

        Each non-employee member of the Board of Directors nominated for reelection or continuing in office receives at the time of each annual meeting of the shareholders an option to purchase 2,000 shares of the Company's Common Stock. Each director's option provides for an exercise price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

        The Company has an Audit Committee currently consisting of Ronald J. Bach, Chair, Paul A. Hoff and Gerald D. Pint. The Audit Committee selects the independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company. The Audit Committee met five times in fiscal year 2002.

        The Company has a Compensation Committee currently consisting of Paul A. Hoff, Chair, Luella Gross Goldberg and Wayne E. Sampson. The Compensation Committee met once during fiscal year 2002. The Compensation Committee recommends to the Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following tables show, for the fiscal years ending December 31, 2002, 2001 and 2000, the cash and other compensation paid to or accrued by the Company for the Company's Chief Executive Officer and Chief Operating Officer in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Options (Number of Shares)	All Other Compensation(1)
Curtis A. Sampson, Chief Executive Officer(2)	2002 2001 2000	$ $ $	204,385 193,269 170,962	$ $ $	40,000 50,000 40,000	12,000 12,000 10,000	$ $ $	19,161 16,749 14,017
Steven H. Sjogren, Chief Operating Officer	2002 2001 2000	$ $ $	131,856 127,740 122,308	$ $ $	24,000 30,000 25,000	12,000 12,000 12,000	$ $ $	15,779 15,082 11,907

Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

(1)
All other compensation for Messrs. Sampson and Sjogren consisted of Company contributions to the Company's 401(k) Plan and Employee Stock Ownership Plan.

(2)
Mr. Sampson devotes approximately 50% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Communications Systems, Inc., for which he is separately compensated. See "Certain Transactions."

Option Grants In 2002

Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year
				Market Price on Date of Grant
Name	Options Granted		Exercise Price Per Share		Expiration Date
						5%	10%
Curtis A. Sampson	12,000	12.0%	$14.432	$13.120	3/12/07	$27,754	$80,375
Steven H. Sjogren	12,000	12.0%	$13.120	$13.120	3/12/07	$43,498	$96,119

Aggregated Option Exercises In 2002
And Year-End Option Values

					Value of Unexercised In-The-Money Options at FY-End (Based on 12/31/02 Price of $12.65/Share)
			Number of Unexercised Options at 12/31/02
		Value Realized (Market Price at exercise less exercise price)
Name	Shares Acquired on Exercise
			Exercisable	Unexercisable	Exercisable	Unexercisable
Curtis A. Sampson	10,000	$51,400	42,000	12,000	$47,047	$6,336
Steven H. Sjogren	8,100	$75,978	45,000	12,000	$89,795	$10,360

COMPENSATION COMMITTEE REPORT

        The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. Steven H. Sjogren, the Company's Chief Operating Officer, served on the Committee during the first half of 2002, but did not participate in any discussions or decisions of either the Compensation Committee or the Board of Directors relating to any aspect of his compensation.

Compensation Policies

        It is the objective of the Compensation Committee to pay compensation at levels that will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid in order that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and stock option awards.

Compensation Elements

        Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually and adjustments are usually made during the first quarter of a fiscal year based primarily on individual and company performance during the immediately preceding fiscal year. Consideration is given by the Compensation Committee to both measurable financial performance, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory and political initiatives beneficial to the Company. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions. In the first quarter of 2002, after taking into consideration 2001 results compared to 2000 results and subjective factors applicable to each individual, the Committee approved increases in base compensation averaging 4.7% for the two executive officers named in the Executive Compensation tables above. By way of comparison, the Company's revenues increased approximately 7.5% in fiscal 2001 over fiscal 2000 and the Company's net income increased approximately 39% in fiscal 2001 compared to fiscal 2000.

        Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year-end results are available, the Committee determines each officer's bonus based on the Company's financial performance, as well as the Compensation Committee's assessment of individual performance in the executive's area of responsibility based on objective and subjective factors. The total amount of bonuses paid to the two executive officers named in the Executive Compensation tables above for individual and Company performance in fiscal 2002 declined 20% to $64,000 as compared to a total of $80,000 in bonuses paid to the same individuals for individual and Company performance in fiscal 2001. By way of comparison, in 2002 the Company's revenues decreased 2% and the Company's operating income decreased 5% as compared to 2001.

        The Committee regards cash compensation paid to the Company's executive officers as reasonable in relation to published information regarding compensation of executives with similar responsibilities and the Company's financial performance.

        Stock options are awarded to the Company's executives under the Company's 1999 Stock Plan. Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on factors that will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant. During the first quarter of fiscal 2002, the Committee granted stock options to purchase 24,000 shares of common stock to the two executive officers named in the Executive Compensation tables above, which represented approximately 24% of the total options granted to all officers and key employees.

Chief Executive Officer Compensation

        Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. In addition, Mr. Sampson's compensation also reflects his active leadership role in national telecommunications organizations and associations and the benefits this provides to the Company. Mr. Sampson's base compensation was increased 8% at the beginning of 2002, reflecting the favorable financial results in 2001 compared to 2000 discussed above. However, due to the decline in revenue and operating income in 2002 compared to 2001, following the conclusion of 2002 Mr. Sampson was awarded a 20% smaller bonus for 2002 as compared to the bonus he received for 2001. As a result, Mr. Sampson's total cash compensation of $244,385 with respect to 2002 was virtually identical to his total cash compensation for 2001. In addition, Mr. Sampson was granted options to purchase 12,000 shares of Company common stock in 2002, an award equal to the stock option grant he received in 2001. Because of his significant holdings of Company common stock, under applicable IRS rules, Mr. Sampson's options are priced at 110% of the market price on the date of grant. Mr. Sampson devotes approximately 50% of his working time to the Company and 50% to Communications Systems, Inc., where he also serves as Chief Executive Officer. The Compensation Committee believes, based upon their general knowledge of compensation paid to other chief executives and published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities, as well as the financial performance of the Company.

Submitted by the Compensation Committee of the Board of Directors

        Luella Gross Goldberg        Paul A. Hoff        Wayne E. Sampson

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company's financial accounting and reporting, by overseeing the system of internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on May 18, 2000. Each of the current members of the Audit Committee is independent as defined by the American Stock Exchange listing standards.

        The Audit Committee held five meetings during fiscal year 2002. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Olsen Thielen & Co., Ltd.

        During the meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Olsen Thielen & Co., Ltd. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Olsen Thielen & Co., Ltd. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Olsen Thielen & Co., Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Olsen Thielen & Co., Ltd. The Audit Committee considered whether the provision of information technology services and other non-audit services to the Company by Olsen Thielen & Co., Ltd. is compatible with maintaining the principal accountant's independence.

        Based on the discussions with management and Olsen Thielen & Co., Ltd., the Audit Committee's review of the representations of management and the report of Olsen Thielen & Co., Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

        Ronald J. Bach        Paul A. Hoff        Gerald D. Pint

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

PERFORMANCE GRAPH

        The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the NASDAQ Stock Market Total Return Index (U.S. Companies), the NASDAQ Telecommunications Stocks Total Return Index, and Hickory Tech Corporation which the Company has selected as a peer issuer in the same industry assuming, in each case, the investment of $100 on the last business day before January 1, 1998 and the reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return

	1997	1998	1999	2000	2001	2002
Hector Communications Corporation	100	89.870	151.351	114.189	180.000	136.757
Hickory Tech Corporation	100	113.070	135.460	190.230	161.650	93.970
NASDAQ Stock Market	100	140.990	261.484	157.417	124.885	86.339
NASDAQ Telecommunications Stocks	100	165.048	295.009	125.740	84.162	38.773

PROPOSAL TWO

APPROVAL OF THE COMPANY'S
2003 EMPLOYEE STOCK PURCHASE PLAN

Introduction

        On March 7, 2003, the Company's Board of Directors adopted the Hector Communications Corporation 2003 Employee Stock Purchase Plan (the "Purchase Plan"), subject to ratification and approval by the shareholders, because 84,315 of the 100,000 shares authorized for issuance under a similar, predecessor plan, the Company's 1990 Employee Stock Purchase Plan, have been issued and the remaining shares are subject to outstanding options. The purposes of the Purchase Plan, as well as the purposes of the 1990 Employee Stock Purchase Plan, are to facilitate stock ownership by all employees of the Company and to provide further incentive to employees to remain in employment, improve operations, increase profits and contribute more significantly to the Company's success. In order to be able to continue to achieve these purposes, the Board of Directors is requesting shareholder approval of the Purchase Plan, the principal features of which are summarized below.

Shares Available Under the Purchase Plan

        The maximum number of shares of common stock authorized to be issued under the Purchase Plan is 100,000 (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of stock covered by expired or terminated stock options may be used for subsequent grants under the Purchase Plan.

Summary of Terms of Purchase Plan

        The Purchase Plan will be administered by the Compensation Committee or other committee designated by the Board (the "Committee") consisting of not less than three persons appointed by the Board of Directors. Each member of the Committee must be a director, officer or an employee of the Company.

        The Purchase Plan will commence on September 1, 2003 and will continue until terminated by the Board of Directors. The Purchase Plan will be carried out in successive phases of one year each, with each phase commencing (the "Commencement Date") on or about the first day of September in each year, as determined by the Committee.

        Any employee, including an officer of the Company (other than a 5% or more shareholder who is prohibited by law from participating) who as of the first day of the month immediately preceding the Commencement Date of a phase of the Purchase Plan, is customarily employed by the Company for more than 15 hours per week, is eligible to participate in the Purchase Plan.

        Eligible employees elect to participate in the Purchase Plan by completing payroll deduction authorization forms prior to the Commencement Date of any phase of the Purchase Plan. Payroll deductions are limited to 10% of a Participant's base pay for the term of the phase of the Purchase Plan.

        As of the Commencement Date of any phase, an eligible employee who elects to participate in the Purchase Plan is granted an option for as many full shares as he or she will be able to purchase pursuant to the payroll deduction procedure based on the option price at the Commencement Date.

The option price for employees who participate as of the commencement of any phase of the Purchase Plan is the lower of: (i) 85% of the fair market value of the shares on the Commencement Date of that phase of the Purchase Plan, or (ii) 85% of the fair market value of the shares on the date that phase of the Purchase Plan.

        Exercise of the option occurs automatically on the termination date of the phase of the Purchase Plan, unless a Participant gives written notice prior to such date as to an election not to exercise. A Participant may, at any time during the term of the Plan, give notice that he or she does not wish to continue to participate, and all amounts withheld will be refunded with interest.

        The Company believes that the Purchase Plan is a "qualified" plan under Section 423, Internal Revenue Code. Under the Internal Revenue Code, as amended to date, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of Section 423, Internal Revenue Code of 1954, as amended, and will be taxed in part as ordinary income and in part as capital gain.

        The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in options already granted which would adversely affect the rights of any Participant.

Additional Information

        A copy of the Purchase Plan can be obtained by writing to: Chief Financial Officer, Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342.

Registration with SEC

        The Company intends to file a Registration Statement covering the shares authorized for issuance under the Purchase Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

        The affirmative vote of a majority of the outstanding shares of the Company's common stock voting at the meeting in person or by proxy is required to obtain shareholder approval of the Company's Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 2003 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

AMENDMENT OF THE COMPANY'S
1999 STOCK PLAN

General Information

        The shareholders of the Company approved the Hector Communications 1999 Stock Plan (the "Plan") on May 18, 1999. The purpose of the Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock. The Plan currently authorizes the issuance of 300,000 shares pursuant to stock options and other awards under the Plan.

        The Plan is a successor to the Company's 1990 Stock Plan (the "1990 Plan"). The 1990 Plan, which expired on July 19, 2000, authorized the issuance of 500,000 shares pursuant to stock options or other awards under the 1990 Plan. As of March 28, 2003, a total of 273,600 shares have been purchased through the exercise of options under the 1990 Plan and, in addition, options to purchase 225,275 shares were outstanding. As of March 28, 2003, a total of 1,700 shares have been purchase through the exercise of options under the Plan and, in addition, options to purchase 214,450 shares were outstanding.

        The principal features of the Plan are summarized below.

Shares Available Under The Plan; Proposed Plan Amendment

        The maximum number of common shares currently authorized and available under the Plan for awards is 300,000 (subject to possible adjustment in the event of stock splits or other similar changes in outstanding common shares). The Board of Directors has amended the Plan, subject to ratification and approval by the shareholders, to increase the total number of available shares by 300,000 shares to a total of 600,000 shares. The Board of Directors believes it is prudent to increase the shares available for grant under the Plan in order to provide an adequate reserve for the grant of options to key employees in the future and to provide for ongoing automatic grants of stock options to non-employee directors during the next several years. Common shares covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the Plan.

Eligibility and Administration

        Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the Plan. The Plan is administered by the Board or, in its discretion, by a committee of not less than two non-employee directors who are "outside directors" as defined in the Plan (the "Committee") appointed by the Board of Directors. The term "Board" as used in this section refers to the Board of

Directors or if the Board has delegated its authority, the Committee. The Board has the power to make awards (other than awards to non-employee directors), determine the number of shares covered by each award and other terms and conditions of such awards, interpret the Plan, and adopt rules, regulations and procedures with respect to the administration of the Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the Plan.

Awards Under the Plan

        Stock Options.    The Board may grant stock options that either qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended ("Code") or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or Company common stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

        Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of twelve months from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. The Board may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death, disability or retirement.

        No incentive stock options may be granted under the Plan as originally adopted after April 1, 2009. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the Plan may be less than 100% of the fair market value of the common stock on the date of grant.

        The Plan provides for the automatic granting of options to non-employee directors. Such options are granted to each person who (i) is not an employee of the Company, any parent corporation or subsidiary and (ii) is elected or re-elected as a director by vote of the Board or the shareholders subsequent to April 1, 1999 or continues in effect following the annual meeting of shareholders. Each such person automatically receives, as of the date of each such election or re-election, a non-qualified option to purchase 2,000 shares of common stock with an option price equal to the fair market value of the Company's common stock on the date the option is granted. The options have ten-year terms and are exercisable beginning six months after the date of option grant. These options will not expire upon termination of service as a director. Non-employee directors are also eligible to receive additional grants of non-qualified stock options under the Plan.

        Stock Appreciation Rights.    The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

        Restricted Stock.    The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the Plan.

        If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

        Deferred Stock.    The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

        Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

Federal Income Tax Consequences

        Stock Options.    An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "Applicable Holding Periods"), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net capital gains are taxed at a minimum federal rate of 28% while compensation income may be taxed at higher federal rates.

        An optionee generally will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

        SARS.    The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding deduction.

        Restricted Stock and Deferred Stock.    The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

        Withholding.    The Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

Registration With SEC

        The Company intends to file a Registration Statement covering the issuance of the additional shares issuable under the Stock Plan, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, amended.

Additional Information

        A copy of the Plan can be obtained by writing to: Chief Financial Officer, Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342.

Shareholder Approval

        The affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting at the meeting in person or by proxy is required to amend the Company's Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE COMPANY"S 1999 STOCK PLAN TO INCREASE BY 300,000 SHARES THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED THEREUNDER.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of March 28, 2003, regarding securities authorized for issuance under the Company's equity compensation plans.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
1990 Stock Plan	225,275	$10.77	—
1999 Stock Plan	214,450	$11.83	83,850
1990 Employee Stock Purchase Plan	15,685	$8.37	—
Equity compensation plans not approved by security holders(1)	None

(1)
The Company does not have individual compensation arrangements involving the granting of options, warrants or rights.

PROPOSAL FOUR

SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN

THE BOARD OF DIRECTORS BELIEVES THAT THE FOLLOWING SHAREHOLDER PROPOSAL CONCERNING THE COMPANY'S SHAREHOLDER RIGHTS PLAN IS NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS STOCKHOLDERS AND RECOMMENDS A VOTE AGAINST THE PROPOSAL. THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENTS OF THE SHAREHOLDER PROPOSAL OR THE SHAREHOLDER'S SUPPORTING STATEMENT.

        The Company has been informed that GAMCO Investors, Inc. ("GAMCO"), a wholly owned subsidiary of Gabelli Asset Management Inc. and a beneficial owner of 265,000 shares of the Company's Common Stock, whose address is One Corporate Center, Rye, New York, 10580, intends to introduce the following resolution at the Annual Meeting of Shareholders:

"SHAREHOLDER PROPOSAL

    RESOLVED: that the shareholders of Hector Communications Corporation (the "Company") request the Board of Directors redeem the Rights issued pursuant to the Rights Plan, dated as of July 27, 1999, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the shareholders held as soon as practical.

SUPPORTING STATEMENT

    On July 27, 1999, the Board of Directors adopted a Rights Plan. The Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 15% or more of the voting power of the Company. Once exercisable, the Rights entitle holders to purchase shares of the Company's Series B Junior Participating Preferred Stock or buy shares in an acquiring entity.

    We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors. A poison pill stops a potential bidder from taking their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interest that conflict with interests of the shareholders. In effect, the pill allows a Board to arrogate itself the sole right to determine what price a potential buyer must pay to acquire the company. The power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. We believe the shareholders should retain the right to decide for themselves what represents a fair price for their holdings.

WE URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL"

STATEMENT OF THE COMPANY IN OPPOSITION TO PROPOSAL NUMBER FOUR

        On July 27, 1999, the Company's Board of Directors adopted a shareholder rights plan (the "Rights Plan"). The purpose of the Rights Plan is to deter certain coercive or abusive takeover tactics and to encourage third parties interested in acquiring the Company to negotiate with the Board and otherwise assist the Board in representing the interests of all shareholders. The Rights Plan does not deter negotiated mergers or business combinations that the Board determines to be in the best interests of the Company and its stockholders.

        The Rights issued pursuant to the Rights Plan are exercisable only if a person or group becomes the beneficial owner of 15% or more of the voting power of the Company in a transaction which has not previously been approved by a majority of the independent directors or commences, or intends to commence, a tender or exchange offer that would result in the beneficial ownership by such person or group of 15% or more of the voting power of the Company. An explanation was provided to all shareholders at the time of its adoption on July 27, 1999. The Rights Plan is administered by and under the control of the Company's Board of Directors, which has a legally imposed fiduciary duty to act at all times in the best interests of the shareholders, including when it is evaluating the merits of any acquisition proposal.

        The Rights Plan is designed to prevent a potential acquiror from gaining control of the Company without offering all shareholders what the Board believes to be the full value of the shareholders' investment and to otherwise preserve the long-term value of the Company for all shareholders. The

Rights Plan can also prevent other takeover tactics that the Board concludes are not in the best interest of the Company's shareholders.

        Contrary to GAMCO's implications, the Rights Plan is not intended to prevent, nor does it prevent, potential acquirors from making offers to acquire the Company at a price and on terms that would be in the best interests of all shareholders. If the Board determines that a proposal is fair and in the best interest of the shareholders, the Rights Plan allows the Board to approve the proposal and redeem the Rights.

        The Board believes that it is in the best position to evaluate the terms of any offer to acquire the Company. On their own, shareholders have little or no ability to either negotiate with a potential acquiror to get a better price for their stock or to pursue other alternatives that might provide the shareholder with more value. The Rights Plan provides an economic incentive to the potential acquiror to discuss the proposed transaction with the Board and request the redemption of the Rights, and as a result the Board is able to act on behalf of the shareholders collectively and strengthen the Company's bargaining position vis-à-vis the potential acquiror.

        Accordingly, the Board believes that the proper time to consider redemption of the Rights is when a specific offer is made to acquire the Company's common stock. Redemption of the Rights prior to that time would expose the Company's shareholders to abusive takeover tactics, remove any incentive for the potential acquiror to negotiate with the Board, and deprive the Board of the time to properly evaluate any third party offer and maximize value for all shareholders of the Company either through negotiations or development of alternatives.

        Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Shareholders. Approval of the proposal would not, itself, require the Board to redeem the Rights issued pursuant to the Rights Plan; rather the redemption of the Rights would require Board approval, which would be considered by the Board in context of its fiduciary duties to the Company's shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOUR.

CERTAIN TRANSACTIONS

Transactions and Shared Management with Communications Systems, Inc.

        The Company receives certain staff services and systems, such as payroll and pension plan administration, from Communications Systems, Inc. ("CSI") pursuant to an agreement entered into in August 1990 with the costs and expenses of such services paid by the Company. CSI has continued to make available to the Company certain centralized staff services and systems, such as payroll and pension plan administration, with the related costs and expenses being paid by the Company. In 2002 and 2001 the Company paid CSI, respectively, $186,000 and $286,000 for such services, amounts which management believes is less than what the Company would pay if it was required to pay for such services from another vendor.

        In fiscal year 2002, two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, each devoted approximately 50% of their working time to the Company. In fiscal year 2002, Charles A. Braun, also an executive officer of the Company, devoted approximately 80% of his working time to the Company. Messrs. Sampson, Hanson and Braun devoted substantially all of the remainder of their working time to CSI, for which Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as Chief Financial Officer, Vice President of Finance and Treasurer. These officers are separately compensated for their services to CSI.

Reports to the Securities and Exchange Commission

        The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 2002 to December 31, 2002, a Form 5 was not timely filed in connection with an automatic option grant to Directors made as of the date of the 2002 Annual Meeting of Shareholders on behalf of Messrs. Bach, Ericson, Hoff, Pint, and W. Sampson, and Ms. Goldberg. A Form 5 was also not timely filed in connection with the grant of options made to executive officers on behalf of Messrs. Hanson, C. Sampson and Sjogren. All of the above Forms 5, which were due on February 14, 2003, were subsequently submitted to the SEC on April 3, 2003. According to the Company's records, all other reports required to be filed during this period pursuant to Section 16(a) were timely filed.

THE COMPANY'S AUDITORS

        Olsen Thielen & Co., Ltd. have been the auditors for the Company since 1990 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Olsen Thielen & Co., Ltd. is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed to the Company by Olsen Thielen & Co., Ltd. for professional services rendered for the audit of the Company's consolidated annual financial statements, the reviews of the financial statements included in the Company's Forms 10-Q, the consolidated audit of Alliance Telecommunications Corporation, and the individual audits of nine of the Company's telephone subsidiaries as required by their lenders, were $230,028 for fiscal year 2002.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed to the Company by Olsen Thielen & Co., Ltd. for information technology services were $1,935.

All Other Fees

        Other than those fees listed above, the aggregate fees billed to the Company by Olsen Thielen & Co., Ltd. for fiscal year 2002 were $243,781. This figure includes fees of $55,597 for accounting-related services such as assistance with statutory filings required by the FCC and state regulatory commissions, compliance filings required by the Rural Utilities Service, and assistance with acquisitions. It also includes fees of $188,184 for all non-audit services such as tax-related services and general regulatory assistance. The Audit Committee determined that the non-audit services performed by Olsen Thielen &

Co., Ltd. are not incompatible with maintaining Olsen Thielen & Co., Ltd.'s independence with respect to the Company.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Hector Communications Corporation is expected to be held on or about May 21, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about April 8, 2004. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office, 211 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 2003, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2004 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

        The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

        Properly Brought Business.    The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

        Shareholder Nominations.    The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

OTHER MATTERS

        Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

        The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2002. Shareholders may receive, without charge, a copy of the Company's 2002 Form 10-K Report as filed with the Securities and Exchange Commission by writing to Secretary, Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342.

                      By Order of the Board of Directors,

                      Richard A. Primuth, Secretary

HECTOR COMMUNICATIONS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2003
2:00 p.m. Central Daylight Time

Transition Networks, Inc.
6475 City West Parkway
Eden Prairie, Minnesota

HECTOR COMMUNICATIONS CORPORATION	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2003

The undersigned hereby appoints Ronald J. Bach, Paul N. Hanson and Steven H. Sjogren or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hector Communications Corporation, to be held May 21, 2003, at 2:00 p.m. Central Daylight Time at the offices of Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

1.	ELECTION OF DIRECTORS:	01 Luella Gross Goldberg 02 Paul A. Hoff 03 Gerald D. Pint	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Directors recommend a vote "FOR" each of the above-named Directors.
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

\*/        Please fold here        \*/

2.	PROPOSAL TO APPROVE THE 2003 EMPLOYEE STOCK PURCHASE PLAN. Directors recommend a vote "FOR" this proposal.	☐	For	☐	Against	☐	Abstain
3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1999 STOCK PLAN. Directors recommend a vote "FOR" this proposal.	☐	For	☐	Against	☐	Abstain
4.	SHAREHOLDER PROPOSAL REGARDING RESCISSION OF THE SHAREHOLDER RIGHTS PLAN. Directors recommend a vote "AGAINST" this proposal.	☐	For	☐	Against	☐	Abstain
5.	In their discretion upon any matters coming before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL ONE, FOR PROPOSALS TWO AND THREE, AND AGAINST PROPOSAL FOUR.

Dated:	, 2003

Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issues in names of two or more persons, all should sign.

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HECTOR COMMUNICATIONS CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 21, 2003
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants In 2002
Aggregated Option Exercises In 2002 And Year-End Option Values
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
PROPOSAL TWO APPROVAL OF THE COMPANY'S 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL THREE AMENDMENT OF THE COMPANY'S 1999 STOCK PLAN
EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
PROPOSAL FOUR SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN
"SHAREHOLDER PROPOSAL
SUPPORTING STATEMENT
WE URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL"
STATEMENT OF THE COMPANY IN OPPOSITION TO PROPOSAL NUMBER FOUR
CERTAIN TRANSACTIONS
THE COMPANY'S AUDITORS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS